UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2024

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41103	87-2488708
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 742-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prejean Amended and Restated Employment Agreement

On March 11, 2024, Drilling Tools International Corporation (the “Company”) and R. Wayne Prejean, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), entered into an amended and restated employment agreement, which supercedes Mr. Prejean’s existing employment agreement, dated September 1, 2013 and amended on February 19, 2018 (the “Prejean Amended and Restated Employment Agreement”).

Pursuant to the Prejean Amended and Restated Employment Agreement, (a) Mr. Prejean’s annual base salary will be increased to an amount not less than $600,000.00, (b) an annual target bonus of 100% of Mr. Prejean’s base salary will be established, (c) enhanced change in control severance benefits will be provided, and (d) updates to the employment term, reporting structure and applicable miscellaneous provisions will be implemented.

This summary is qualified in its entirety by reference to the Prejean Amended and Restated Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Johnson Amended and Restated Employment Agreement

On March 11, 2024, the Company and David Johnson, the Company’s Chief Financial Officer, entered into an amended and restated employment agreement, which supercedes Mr. Johnson’s existing employment agreement, dated November 27, 2017 (the “Johnson Amended and Restated Employment Agreement”).

Pursuant to the Johnson Amended and Restated Employment Agreement, (a) Mr. Johnson’s base salary will be increased to an amount not less than $392,000.00, (b) an annual target bonus of 100% of Mr. Johnson’s base salary will be established, (c) enhanced change in control severance benefits will be provided, and (d) updates to the employment term, reporting structure, and applicable miscellaneous provisions will be implemented.

This summary is qualified in its entirety by reference to the Johnson Amended and Restated Employment Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Domino Amended and Restated Employment Agreement

On March 11, 2024, the Company and Michael Wayne Domino, Jr., President of the Company’s Directional Tools Rental Division, entered into an amended and restated employment agreement, which supercedes Mr. Domino’s existing employment agreement, dated April 1, 2017 (the “Domino Amended and Restated Employment Agreement”).

Pursuant to the Domino Amended and Restated Employment Agreement, (a) Mr. Domino’s base salary will be increased to an amount not less than $320,000.00, (b) an annual target bonus of 75% of Mr. Domino’s base salary will be established, (c) enhanced change in control severance benefits will be provided, and (d) updates to the employment term, reporting structure, and applicable miscellaneous provisions will be implemented.

This summary is qualified in its entirety by reference to the Domino Amended and Restated Employment Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Prejean Amended and Restated Employment Agreement, dated March 11, 2024.

10.2	Johnson Amended and Restated Employment Agreement, dated March 11, 2024.

10.3	Domino Amended and Restated Employment Agreement, dated March 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRILLING TOOLS INTERNATIONAL CORPORATION

	By:	/s/ R. Wayne Prejean
R. Wayne Prejean
Chief Executive Officer

Date: March 11, 2024